UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2014

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 26, 2014, Joseph L. Welch, Chairman, President and Chief Executive Officer of ITC Holdings Corp. (the "Company"), established a stock trading plan in accordance with the requirements specified in Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the "Trading Plan"), and terminated the stock trading plan previously entered into on December 18, 2013 and disclosed in the Current Report on Form 8-K filed by the Company on December 19, 2013 (the "Prior Trading Plan"). The Trading Plan covers the exercise of stock options that would otherwise expire in July 2015, and is substantially similar to the Prior Trading Plan, except that the exercise of stock options will be on a net settlement basis rather than a sell-to-cover basis. Under the terms of the Trading Plan, an authorized third-party broker will exercise up to 965,007 options beginning in June 2015 without discretion by Mr. Welch on the timing of the exercise. The Trading Plan is scheduled to terminate no later than July 24, 2015, unless terminated earlier by Mr. Welch.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

July 1, 2014	By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Executive Vice President and General Counsel